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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 15, 2000

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                  0-21585             22-3393152
           --------                  -------             ----------
 (State or other jurisdiction      (Commission            (Employer
       of incorporation)            File No.)        Identification No.)

                  276 Fifth Avenue, Suite 1105
                       New York, New York                10001
            ----------------------------------------   --------
            (Address of principal executive offices)  (Zip Code)

       Registrant's telephone number, including area code: (212) 689-7447
                                                           --------------

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Item 1.  Changes in Control of Registrant.

         On June 15, 2000, Worldwide restructured its management. Although no change in voting control occurred, significant changes were made to the overall management team. See Item 5.

Item 5.  Other Events

         On June 15, 2000, Marc Roberts, formerly Worldwide's Chairman, Chief Executive Officer and a director, resigned from those positions and as an employee of Worldwide. On the same day, he signed a termination agreement that provides for severance payments aggregating $75,000 and a warrant to acquire a three percent (3%) non-dilutable equity interest in Worldwide Houseofboxing.com Inc., a subsidiary of Worldwide. The termination agreement provides generally that, in the event that Charles Koppelman or Robert Gutkowski receive further issuances of stock or grants of options, Mr. Roberts would receive matching issuances of stock and/or grants of options, except for any issuances of stock or grants of options to Mr. Gutkowski under his employment agreement or to Mr. Koppelman in connection with his agreement to become Chairman of Worldwide's Board of Directors (described below). Mr. Roberts' agreement also provides for certain lock-up restrictions on some of Mr. Roberts' stock and option holdings in Worldwide. Mr. Roberts agreed to remain at Worldwide as an independent contractor for a term of one year, subject to Worldwide's exercise of its option to renew the term for two additional one-year periods.

         Simultaneously with Mr. Roberts' resignation, the Board of Directors elected Robert M. Gutkowski as Chief Executive Officer and a director to fill these vacancies. Mr. Gutkowski was formerly the President and Chief Executive Officer of Madison Square Garden and The Marquee Group. Worldwide and Mr. Gutkowski executed a three-year employment agreement at the time of this appointment. Under this agreement, Mr. Gutkowski will receive a base annual salary of $300,000 for the first year with an annual increase in salary of $25,000 plus discretionary bonuses, lease of a car, customary employment benefits and options to buy up to 2,000,000 shares of the common stock of Worldwide in two tranches, as follows:

    o an option to acquire 1,000,000 shares of Worldwide's common stock at an exercise price of $1.00 per share, exercisable for ten years and vesting pro-rata over the three-year term of the contract, or at the rate of 333,333 options per year; and

    o an option to acquire 1,000,000 shares of Worldwide's common stock at an exercise price of $1.00 per share, exercisable over a ten-year term and vesting according to the following schedule: (1) 333,333 options vesting when the closing bid price of Worldwide's common stock reaches $3.00 per share for at least ten (10) consecutive trading days; (2) 333,333 options vesting when the closing bid price of Worldwide's common stock reaches $6.00 per share for at least ten (10) consecutive trading days; and (3) 333,333 options vesting when the closing bid price of Worldwide's common stock reaches $9.00 per share for at least ten (10) consecutive trading days.

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         On June 15, 2000, the Board of Directors elected Worldwide director
Charles Koppelman to be Chairman of the Board of Directors to fill the vacancy created by Mr. Roberts' resignation. Concurrent with this appointment, Worldwide and Mr. Koppelman entered into a three-year agreement with Mr. Koppelman. Under Mr. Koppelman's agreement, he will be entitled to expenses, up to an annual aggregate amount of $300,000 for lease of a car and the services of a driver, assistant and secretary. In the event that Mr. Koppelman intends to utilize any of such personnel on behalf of Worldwide, he must provide reasonable advance notice to Worldwide and submit appropriate documentation to support such expenses. Mr. Koppelman also received options to 500,000 shares of the common stock of Worldwide. The options have an exercise price of $1.00 per share and are exercisable for a period of ten (10) years. The options are divided into two tranches with vesting criteria similar to those in the agreement with Mr. Gutkowski.

         On June 15, 2000, Worldwide entered into a one-year employment agreement with John D'Angelo, as general counsel of Worldwide and its subsidiaries. The agreement provides for a base annual salary of $115,000 through December 31, 2000 and a base annual salary of $130,000 from January 1, 2001 through June 30, 2001.

         On June 15, 2000, Worldwide entered into one-year employment agreement with Roy Roberts as chief financial officer of Worldwide, with an option to extend the term through June 30, 2002. This agreement provides for a base annual salary of $140,000.

         On June 15, 2000, Worldwide entered into a three-year consulting agreement with Keith Hutt. This agreement provides for an annual consultant fee of $175,000 during the first year, $200,000 during the second year and $225,000 during the third year. In addition, Worldwide will grant Mr. Hutt options to purchase 500,000 shares of the common stock in Worldwide at an exercise price of $1.00 per share, exercisable for a period of ten (10) years. The options have vesting criteria similar to those in the agreements with Mr. Gutkowski and Mr. Koppelman.

         On June 15, 2000, Worldwide entered into a three year employment agreement with Murray Weiss as executive vice president for Worldwide. The agreement provides for an annual salary of $225,000 during the first year, $250,000 during the second year and $275,000 during the third year of such employment agreement. In addition, the agreement further provides for a signing bonus of $75,000, a loan of $100,000 and options to purchase up to 600,000 shares of Worldwide stock at an exercise price of $1.00 per share, for a term of ten (10) years, and with similar vesting criteria as in the agreements with Mr. Gutkowski and Mr. Koppelman.

         Effective June 26, 2000, Worldwide relocated its principal office. The new office address is 276 Fifth Avenue, Suite 1105, New York, New York 10001. Worldwide's new telephone number is (212) 689-7447.

Item 6.  Resignation of Registrant's Directors

         Marc Roberts resigned as a director of Worldwide on June 15, 2000. Mr. Roberts' resignation was not the result of any dispute or disagreement with the remaining board members or the newly appointed directors. See Item 5.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (C) Exhibits

99.1 Termination Agreement by and between Worldwide and Marc Roberts, dated June 15,2000

99.2 Employment Agreement by and between Worldwide and Robert Gutkowski, dated June 15, 2000

99.3     Agreement by and between Worldwide and Charles Koppelman, dated
         June 15, 2000

99.4     Agreement by and between Worldwide and John D'Angelo, dated
         June 15, 2000

99.5     Agreement by and between Worldwide and Roy Roberts, dated June 15, 2000

99.6 Consulting Agreement by and between Worldwide and Keith Hutt, dated June 15, 2000

99.7 Employment Agreement by and between Worldwide and Murray Weiss, dated June 15, 2000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 28, 2000              WORLDWIDE ENTERTAINMENT & SPORTS CORP
                                  (Registrant)


                                  By: /s/ Roy Roberts
                                      ------------------------------
                                      Roy Roberts
                                      Chief Financial Officer